Exhibit 99.4

9/F, Office Tower C1, Oriental Plaza , 1 East Chang An Ave., Dongcheng District

Beijing 100738, PRC

Tel: +86 10 8525 5500 Fax: +86 10 8525 5511 / 8525 5522

Beijing · Shanghai · Shenzhen · Haikou · Wuhan · Hong Kong

www.hankunlaw.com

Consent of Han Kun Law Offices

To:

NaaS Technology Inc.

Newlink Center, Area G, Building 7, Huitong Times Square,

No.1 Yaojiayuan South Road, Chaoyang District,

Beijing, 100024, The People’s Republic of China

Date: May 1, 2023

Dear Sirs,

We consent to the reference to our firm under the headings “Prospectus Summary” and “Legal Matters” in NaaS Technology Inc.’s Registration Statement on Form F-1 dated May 1, 2023. We also consent to the filing of this consent letter with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form F-1 and any amendments thereto.

Yours faithfully,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES